Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

MFA Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(c)	2,000,000 shares	$9.39	$18,780,000	0.0000927	$1,741
Total Offering Amounts						$18,780,000		$1,741
Total Fees Previously Paid								N/A
Total Fee Offsets								$1,741
Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	MFA Financial, Inc.	S-3ASR	333-234218	October 15, 2019		$1,741	(2)	Equity	Common Stock, par value $0.01 per share	2,014,463	$7,787
Fee Offset Sources	MFA Financial, Inc.	S-3ASR	333-213678		September 16, 2016							$1,741	(2)

(1)	The registration fee is calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), estimate based on the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on September 26, 2022.

(2)	The registrant previously paid registration fees of $8,698 associated with registration of an offering of 9,000,000 shares of its common stock pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-234218), filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2019 and automatically effective upon filing (the “2019 Registration Statement”). On April 4, 2022, the registrant completed a 1-for-4 reverse stock split, and, as of the date hereof, 2,014,463 shares remained unsold under the 2019 Registration Statement and a registration fee of $7,787 was associated with such unsold shares (the “Unused Fee Amount”). The offering pursuant to the 2019 Registration Statement has terminated. The registrant did not make a contemporaneous fee payment in connection with filing the 2019 Registration Supplement as the total registration fee then due of $8,698 was fully offset by fees previously paid in connection with the offering registered pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-213678), filed with the SEC on September 16, 2016 and automatically effective upon filing (the “2016 Registration Statement”). The registrant made a contemporaneous fee payment of $4,294 in connection with filing the 2016 Registration Supplement as the remainder of total registration fee then due of $11,351.41 was fully offset by fees previously paid in connection the offering registered pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-190489), filed with the SEC on August 8, 2013 and automatically effective upon filing (the “2013 Registration Statement”). The registrant made a contemporaneous fee payment of $13,698 in connection with filing the 2013 Registration Statement.

Pursuant to Rule 457(p) under the Securities Act, $1,741 of the Unused Fee Amount is being applied to the filing fees payable in connection with the offering pursuant to this registration statement and $6,046 of the Unused Fee Amount remains available to be applied to the filing fees payable in connection with future offerings by the registrant.